MILLER  AND  MCCOLLOM

Certified  Public  Accountants                     Telephone  (303)237-3077
7400  West  14th  Avenue,  Suite  10               Facsimile  (303)232-4856
Lakewood,  Colorado  80215                         E-Mail  rmccollom@ibm.net
                                                           -----------------

October  3,  2000

Securities  and  Exchange  Commission
450  West  Fifth  Street  NW
Washington,  D.C.  20549

Gentlemen:

We have read Item 4 of GoPublicNow.com, Inc.'s Form 8-K dated October 2, 2000, and are in agreement with the statements contained in the paragraph therein regarding our resignation as auditors of GoPublicNow.com, Inc.


MILLER  AND  MCCOLLOM